August 4, 2011



                          Christopher E. Shufeldt
                       Director of Investment Banking
                        Capital Path Securities LLC.
                           417 Lackawanna Avenue
                                  Suite 516
                             Scranton, PA 18503

Memo of Understanding
Lead Private Placement Agent
And Syndication Agreement

Dear Mr. Shufeldt,

	PMX Communities Inc. ("PMXO") is undergoing a fund raising to "accredited investors", and potentially up to 35 non-accredited investors pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended. The terms are not finalized as of yet, but preliminary terms are as follows: the offering will be done as a unit consisting of 100,000 shares of PMXO, 100,000 series A warrants priced with a $.20 strike price, and 100,000 series B warrants with a $.25 strike price; this shall be offered as a $16,000 unit. The term sheet shall follow when the terms are finalized.

PMXO will grant Capital Path Securities LLC. ("CPS") Exclusive Private Placement Agent and Syndication Manager rights to this proposed 4 million dollar offering. Details of CPS's services are as follows:

   - CPS will act as the Lead Private Placement Agent and Syndicate Manager for this offering, and their corporate information shall be prominently affixed to the cover documenting this fact. They will coordinate and manage any and all subscription agreements submitted by any participating broker dealers.

   - PMXO has a number of prospective investors that it hopes to have participate in this proposed funding. CPS shall be responsible for contacting all prospective investors associated with this offering, ascertaining that they meet accreditation standards held by FINRA and state laws and thoroughly explaining all risk associated with investment in a private offering.

   - CPS will disperse, and collect all relevant investment documentation, and instruct investors as to how to pay for their investment. A master list of all investors, amounts invested, and states where investment was offered will be gathered and maintained by CPS for Regulation D purposes.

   - In exchange for CPS overseeing this funding, PMXO will pay to CPS 5% of all principal amounts invested from any source other than CPS. In the event that investors are brought into the deal through other FINRA Firms, CPS will receive a 5% commission and the selling firm shall receive a 5% commission. PMXO will also issue to CPS common shares equal to 5% of the total number of common stock sold in this offering excluding the common shares underlying the warrants offered.

   - CPS may elect, upon approval of due diligence, to actively participate in this offering on a BEST EFFORTS basis. For those investors brought into the offering by CPS, PMXO will pay to CPS 8% of the principal invested in place of the 5% payment offered above; the 5% equity issuance shall remain the same regardless of the source of funding.

   - Funds will be deposited with an attorney's escrow account in Boca Raton, Fl. As there is no minimum amount of funding necessary to trigger the offering, funds will be dispersed to both the company and Capital Path on a weekly basis, with a full accounting being

	This letter of understanding will remain in effect for the term of the offering. Notwithstanding the foregoing, either party may terminate this letter of understanding at any time, if CPS has indicated to PMXO that it will not be serving as placement agent on the offering or if CPS has not commenced the fundraising within 2 weeks of receiving the final offering memorandum.. Additionally, if CPS were to cease business operations or have a change in control, either side would have the option to terminate this agreement upon ten (10) days notice. If you are in agreement with the foregoing, please sign in the space provided below.


Thank you, Mr. Shufeldt, we look forward to working with you.


Agreed to and accepted
This 3rd  day of August, 2011

Sincerely,


/s/Christopher E. Shufeldt                   /s/Michael C. Hiler
---------------------------                  --------------------------
Christopher E. Shufeldt                      Michael C. Hiler
Director of Investment Banking               Chairman
Capital Path Securities                      PMX Communities Inc.